                                                                   Exhibit 11.1


                           APPLIED FILMS CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)


                                                                      PERIOD ENDED
                                                        ----------------------------------------
                                                        July 1,         June 29,        June 28,
                                                         1995             1996            1997
                                                        -------         --------        --------
PRIMARY EARNINGS PER SHARE
Net income                                              $1,102          $(1,078)        $1,621
                                                        ------          -------         ------
Shares outstanding
Weighted average number of common shares
  outstanding                                              400              400            399

Assuming exercise of stock options                          39               --             49
Assuming repurchase of treasury stock                      (39)              --            (38)
                                                        ------          -------         ------
  Net incremental shares                                    73               --             11
Assuming exercise of stock options considered
  cheap stock                                                8                8              8
                                                        ------          -------         ------
Weighted average number of common shares
  outstanding as adjusted                                  408              408             48
                                                        ------          -------         ------
Primary earnings per common share                       $ 2.70          $ (2.65)        $ 3.89
                                                        ------          -------         ------
FULLY DILUTED EARNINGS PER SHARE(1)
Net income                                              $1,102          $(1,078)        $1,621
                                                        ------          -------         ------
Shares outstanding
Weighted average number of common shares
  outstanding                                              400              400            399

Assuming exercise of stock options                          39               --             49
Assuming repurchase of treasury stock                      (34)              --            (38)
                                                        ------          -------         ------
  Net incremental shares(1)                                  5               --             11
Assuming exercise of stock options considered
  cheap stock                                                8                8              8
                                                        ------          -------         ------
Weighted average number of common shares
  outstanding as adjusted                                  413              408            418
                                                        ------          -------         ------
Fully diluted earnings per common share                 $ 2.67          $ (2.65)        $ 3.89
                                                        ------          -------         ------

- ----------------
(1) This calculation is submitted in accordance with Securities Exchange Act of 1994 Release No. 5083 although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.